NOT VALID UNLESS COUNTERSIGNED BY TRANSFER AGENT
                    INCORPORATED UNDER THE LAWS OF THE STATE OF NEVADA

                                                           CUSIP NO. 032002 10 7

            NUMBER                                                      SHARES
             3001                 AMP PRODUCTIONS, LTD.

                       AUTHORIZED COMMON STOCK:  100,000,000 SHARES
                                     PAR VALUE $.0001

THIS CERTIFIES THAT


Is The Record Holder Of


                       Shares of AMP PRODUCTIONS, LTD. Common Stock transferable on the books of the Corporation by the holder hereof, in person or by duly authorized attorney, upon surrender of this Certificate properly endorsed. This Certificate is not valid until countersigned by the Transfer Agent and registered by the Registrar.

         Witness the facsimile seal of the corporation and the facsimile signatures of its duly authorized officers.

Dated:



    /s/Fidel Thomas         AMP PRODUCTIONS, LTD.            /s/Thomas Mills
       Secretary               CORPORATE SEAL                  President
                                   NEVADA

NOT VALID UNLESS COUNTERSIGNED BY TRANSFER AGENTCountersigned:

                            Holladay Stock Transfer, Inc.
             2939 North 67th Place, Suite C - Scottsdale, Arizona  85251

                                                         By:
                                                            Authorized Signature